UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	March 10, 2008

Barrington Broadcasting Group LLC Barrington Broadcasting Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-140510	20-4841532 20-5172909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 W. Higgins Road, Suite 155, Hoffman Estates, Illinois		60169
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(847) 884-1877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01         Regulation FD

On March 10, 2008, Barrington Broadcasting Group LLC (“Barrington”) and Barrington Broadcasting Capital Corporation (“Capital Corp.” and, together with Barrington, the “Issuers”) commenced a solicitation of consents (the “Solicitation”) from holders of their 10-1/2% Senior Subordinated Notes due 2014 (the “Notes”).  The purpose of the Solicitation is to obtain approval of certain amendments to the reporting covenant under the indenture governing the Notes.  The proposed amendments would eliminate the Issuers’ requirement to file periodic and current reports with the Securities and Exchange Commission and instead require that the type of information required to be reported on Forms 10-K, 10-Q and 8-K (other than the disclosures and the certifications required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended) be provided to the trustee for delivery to the holders of the Notes, and made available via the internet.

The record date for the Solicitation is 5:00 p.m., New York City time, on March 7, 2008 (the “Record Date”).  The transfer of Notes after the Record Date will not revoke any consent that has been validly given by a Holder unless the procedure for revoking such consent has been satisfied.  The Solicitation will expire at 5:00 p.m., New York City time, on March 19, 2008, unless otherwise extended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRINGTON BROADCASTING GROUP LLC
BARRINGTON BROADCASTING CAPITAL CORPORATION

By:	/s/ Warren Spector
Name: Warren Spector
Title: Chief Financial Officer

Date:  March 10, 2008